SHARE AND WARRANT CANCELLATION AGREEMENT

THIS SHARE AND WARRANT CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of this _____ day of ___________, 2011, by and between SRKP 16, Inc., a Delaware corporation (“SRKP 16”), and the stockholders of SRKP 16, as set forth on Schedule I attached hereto (such stockholders are collectively referred to herein as the “Stockholders”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as hereinafter defined).

RECITALS

WHEREAS, as of the date hereof, SRKP 16 entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with Arrogene NanoTechnology, Inc., a California Company (“Arrogene”) a copy of which is attached hereto as Exhibit A;

WHEREAS, pursuant to the terms of the Reorganization Agreement, and as a condition to the completion of the transactions contemplated by the Reorganization Agreement, SRKP 16 agreed to enter into an agreement with the Stockholders to cancel (i) an aggregate of 5,454,780  shares of SRKP 16 common stock held by such Stockholders (the “Shares”), as such Shares are more particularly set forth on Schedule I attached hereto, and (ii) warrants to purchase an aggregate of 7,096,390  shares of SRKP 16 common stock held by such Stockholders (the “Warrants”), as such Warrants are more particularly set forth on Schedule II attached hereto; and

WHEREAS, the Stockholders acknowledge that they would benefit from the completion of the transactions contemplated by the Reorganization Agreement.

NOW, THEREFORE, for and in consideration of the execution and delivery of the Reorganization Agreement, and the payment of good and valuable consideration pursuant to the Reorganization Agreement, the receipt and sufficiency of which is hereby acknowledged, SRKP 16 and the Stockholders, each intending to be legally bound by this Agreement, hereby agree as follows:

AGREEMENT

1.

DUTIES

1.1

Rights and Obligations of the Parties.  The parties shall be entitled to such rights and shall perform such duties as set forth herein.  In the event that the terms of this Agreement conflict in any way with the provisions of the Reorganization Agreement, the Reorganization Agreement shall control.

1.2

Cancellation of Shares and Warrants.  On the Closing Date of the Reorganization Agreement, the Shares and the Warrants shall be deemed automatically cancelled.  The Stockholders agree to execute any and all documents, including, but not limited to, stock powers for the stock certificates representing the Shares, as SRKP 16 reasonably determines necessary to effect the cancellation of the Shares and the Warrants pursuant to the terms of this Agreement.

2.

DIVIDENDS; VOTING RIGHTS; STOCK SPLITS

2.1

Cash Dividends; Voting Rights.  Prior to the Closing of the Reorganization Agreement, the Stockholders shall have rights to cash or stock dividends with respect to the Shares and the Warrants, if any, and have rights to vote their respective Shares, if any such matter requiring stockholder approval shall arise.

2.2

Stock Splits; Stock Dividends.  In the event of any stock split or other similar transaction with respect to SRKP 16 common stock that becomes effective prior to the Closing of the Reorganization Agreement, the additional shares or warrants issued with respect to the Shares or the Warrants shall be similarly cancelled.

3.

MISCELLANEOUS

3.1

Transferability.  None of the rights and obligations of the Stockholders hereunder shall be transferable.

3.2

Notices.  Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by (i) registered or certified mail, postage prepaid, addressed as follows, (ii) facsimile to the facsimile numbers identified below or (iii) overnight courier (such as UPS or FedEx), addressed as follows:

If to SRKP 16:

SRKP 16, Inc.

4737 North Ocean Drive, Suite 207

Lauderdale by the Sea, FL 33308

Attention: Richard Rappaport

Telecopy No.:  (310) 843-9304

If to the Stockholders:

to the address set forth next to the name of each of the Stockholders in Schedule I or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

3.3

Construction.  The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

3.4

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be.

3.5

Severability.  If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

3.6

Interpretation.  The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.  This Agreement shall be construed and interpreted without regard to any rule or presumption requiring that it be construed or interpreted against the party causing it to be drafted.

3.7

Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

3.8

Amendments.  This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

3.9

Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Share and Warrant Cancellation Agreement as of the day and year first above written.

SRKP 16, INC. By: /s/ Richard Rappaport Name: Richard Rappaport Title: President

STOCKHOLDERS

  /s/ Debbie Schwartzberg

Debbie Schwartzberg

/s/ Debbie Schwartzberg, Trustee

The Julie Schwartzberg Trust dated 2/9/2000

By:  Debbie Schwartzberg

Its:  Trustee

/s/ Debbie Schwartzberg, Trustee

The David N. Sterling Trust dated 2/3/2000

By:  Debbie Schwartzberg

Its:  Trustee

/s/ Janine Frisco________________

Janine Frisco

/s/ Richard Rappaport______________

WestPark Capital Financial Services, LLC

By:  Richard Rappaport

Its:  Chief Executive Officer

/s/ Richard Rappaport______________

Richard Rappaport

/s/ Anthony Pintsopoulos

Anthony Pintsopoulos

/s/ Richard Rappaport, Trustee

Amanda Rappaport Trust

By:  Richard Rappaport

Its: Trustee

/s/ Richard Rappaport, Trustee

Kailey Rappaport Trust

By:  Richard Rappaport

Its: Trustee

/s/ Kevin DePrimio____________________

Kevin DePrimio

/s/ Jason Stern_______________________

Jason Stern

Acknowledged and Agreed:

ARROGENE NANOTECHNOLOGY, INC.

By:

s/ Robert Stuckelman

Name:

Robert Stuckelman, Chairman

Title:

Schedule I

Stockholders of SRKP 16, Inc.

	Stockholder	Shares to be cancelled per the terms of this Agreement	Pre-Closing Shares	Post-Closing Shares
1.	WestPark Financial Services, LLC	2,132,274	2,773,979	641,705
2.	Richard Rappaport	872,763	1,135,420	262,657
3.	Amanda Rappaport Trust	245,465	319,338	73,873
4.	Kailey Rappaport Trust	245,465	319,338	73,873
5.	Debbie Schwartzberg	768,670	1,000,000	231,330
6.	The Julie Schwartzberg Trust dated 2/9/2000	76,867	100,000	23,133
7.	The David N. Sterling Trust dated 2/3/2000	76,867	100,000	23,133
8.	Anthony Pintsopoulos	545,478	709,639	164,161
9.	Janine Frisco	190,918	248,374	57,456
10.	Kevin DePrimio	190,918	248,374	57,456
11.	Jason Stern	109,096	141,928	32,832
	TOTAL	5,454,780	7,096,390	1,641,610

Schedule II

Warrantholders of SRKP 16, Inc.

	Warrantholder	Warrants to be cancelled per the terms of this Agreement	Pre-Closing Warrants	Post-Closing Warrants
1.	WestPark Financial Services, LLC	2,773,979	2,773,979	0
2.	Richard Rappaport	1,135,420	1,135,420	0
3.	Amanda Rappaport Trust	319,338	319,338	0
4.	Kailey Rappaport Trust	319,338	319,338	0
5.	Debbie Schwartzberg	1,000,000	1,000,000	0
6.	The Julie Schwartzberg Trust dated 2/9/2000	100,000	100,000	0
7.	The David N. Sterling Trust dated 2/3/2000	100,000	100,000	0
8.	Anthony Pintsopoulos	100,000	100,000	0
9.	Janine Frisco	100,000	100,000	0
10.	Kevin DePrimio	709,639	709,639	0
11.	Jason Stern	248,374	248,374	0
	TOTAL	7,096,390	7,096,390	0

Exhibit A

Agreement and Plan of Reorganization